Exhibit 10.1

TERMS OF FARM-OUT AGREEMENT

This Agreement shall set forth the terms and conditions of the FARM-OUT AGREEMENT entered into on the 7th day of July 2014 by and between the following parties for the consideration stated herein:

First Party: Northern Minerals & Exploration Ltd., a public Corporation, registered and existing under the laws of Nevada, USA with offices located at 1301 Avenue M, Cisco, Texas, hereinafter referred to as Lessee.

Second Party: Grasshoppers Unlimited Inc., a private Corporation, registered and existing under the laws of Texas, USA with offices located at 717 Conrad Hilton Blvd., Cisco, Texas 76437, hereinafter referred to as Lessor.

WHEREAS Lessor has good and valuable title in the two oil and gas leases identified as follows and more fully described in EXHIBIT I and EXHIBIT II:

Callahan County Shallow Oil Play:

●	3 fully equipped wells
●	1 injection well
●	Production flow lines
●	Injection flow line
●	Tank battery – two 150 BBL tanks with Separator
●	Injection system – 150 BBL tank with Injection Pump
●	Producing interval – Cook/Hope Sandstone at approximately 450 feet
●	8 un-drilled locations – spacing 2.5 acres per well
●	60 acres, more or less, in the lease – See Exhibit I for description of lease
●	Net Revenue Interest of the lease is 70%
●	Depth Limit is 1,000 feet

Lessee agrees to earn 75% of the working interest in the lease, including the wells and equipment, from Lessor by causing and/or conducting the following on the acreage/wells stated above:

●	Bring the existing three wells back into production (these three wells have been inactive since November 2012)
●	Conduct a H-5 pressure test on the Injection well
●	Prepare a geological report on the acreage
●	Agree to drill two (2) new wells prior to August 1, 2015
●	Agree to drill six (6) new wells prior to August 1, 2016
●	Pay $25,000 in cash on or before October 1, 2014
●	Cause the issuance of 5,000,000 restricted shares of the Company’s common stock to be issued to Lessor or Lessor’s designee
●	Enter into an Operating Agreement (A.A.P.L. Model Operating Form 610) with J.V. Rhyne, a licensed oil and gas operator in the State of Texas to operate the wells

Lessee further agrees that any failure to meet the work commitments as stated herein will result in a forfeiture of the un-earned portion of the lease.

Page Two

Terms of Farm-Out Agreement

July 7, 2014

Callahan/Eastland Mississippi Reef Play in a Multiple Pay Area:

Lessee further agrees to earn a 60% working interest in the oil & gas lease located near the Callahan and Eastland County line in Central Texas by conducting the following:

●	Prepare a geological report on the lease
●	Agree to drill one (1) new well prior to August 1, 2015
●	Pay $15,000 in cash on or before October 1, 2014
●	Cause the issuance of 1,000,000 restricted shares of the Company’s common stock

The total consideration for acquiring the 60% working interest is $65,000. The Net Revenue Interest of this lease is 75% and consists of approximately 220 acres, more or less, located in Callahan County, Texas. This lease has no depth limit requirement on this lease.

Lessee further agrees that any failure to meet the work commitments as stated will result in a forfeiture of the un-earned portion of the lease.

LESSOR’S WARRANTIES AND REPRESENTATIONS:

To the best of Lessor’s knowledge, there is no existing or threatened litigation, arbitration or administrative proceedings relating to these two leases being conveyed to Lessee;

Lessor is not in violation of any existing laws, rules or regulations of the Railroad Commission of Texas (“RRC”).

Lessor has not entered into, or agreed to enter into, any agreement, arrangement or understanding with any third party relating to these two leases which may preclude Lessee from earning the Lessee’s Interest under this Agreement.

Lessor acknowledges that there are no environmental or other liabilities, claims or circumstances relating to the conduct of oil and gas operations on either of these two leases and are in good standing with the RRC.

TIME

Time shall be of the essence as regards the provisions of this Agreement, both as regards the times and periods mentioned herein and as regards any times or periods which may, by agreement between the Parties, be substituted for them.

ENTIRE AGREEMENT

This Agreement supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement and contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract. Each of the Parties acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated herein. So far as permitted by law and except in the case of fraud, each Party agrees and acknowledges that it’s only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

2

Page Three

Terms of Farm-Out Agreement

July 7, 2014

AMENDMENT:

Save as otherwise expressly provided herein, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement and duly signed by both Parties.

GOVERNING LAW:

This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of Texas.

SUCCESSORS AND ASSIGNS

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

COUNTERPARTS:

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

NORTHERN MINERALS & EXPLORATION LTD

(LESSEE)

/s/ Howard Siegel

Howard Siegel, President & Director

GRASSHOPPERS UNLIMITED INC.

(LESSOR)

 /s/ Ginger Bunn

Ginger Bunn, President

3

EXHIBIT I

The following is a legal description of the 60 acres, more or less, located in Callahan County comprising of three tracts:

Tract 1: 20 acres, more or less, out of the Northwest corner of Survey No.7, Bayland Orphan Home Survey, described by metes and bounds as follows:

BEGINNING at the Northwest corner of said Survey; THENCE East 625 feet;, THENCE South parallel with the West line of said Survey No. 7, 1394 feet; THENCE West 625 feet to West line of said Survey No. 7, THENCE West 625 feet to West line of said Survey No. 7; THENCE North with West line of said Survey No. 7; 1394 feet to the place of beginning;

Tract 2: 20 acres, more or less, out of the Northwest part of Survey No.7, Bayland Orphan Home Survey, described by metes and bounds as follows:

BEGINNING at a point in the West line of said Survey, 1394 feet South of the Northwest corner of said Survey; THENCE East 625 feet; THENCE 625 feet; THENCE South parallel with the West line of said Survey No. 7, 1394 feet; THENCE West 625 feet to the West line of said Survey No. 7, 1394 feet; THENCE West 625 feet to the West line of said Survey No.7; THENCE North with the West line of said Survey No. 7, 1394 feet to the place of beginning;

Tract 3: 20 acres, more or less, out of the Northwest corner of Survey No.8, Bayland Orphan Home Survey, described by metes and bounds as follows:

BEGINNING at the Northeast corner of said Survey; THENCE West 330 feet; THENCE South parallel with the East line of said Survey No. 8, 2,788 feet; THENCE East 330 feet to East line of said Survey No. 8; THENCE North with East line of said Survey No. 8; 2788 feet to the place of beginning.

Depth limitation on all three tracts shall be limited down to 1,000 feet only.

4

EXHIBIT II

The following is a legal description of the 220 acres, more or less, located in Callahan County, Texas:

220 acres, more or less, of the Wm. J. Morgan Survey, Cert. 16/14, Abstract 272, Patent 224, Vol. 20, dated June 11, 1874, situated in Callahan County, Texas and described as follows:

BEGINNING at a stake in the middle of the South boundary line of said Wm. J. Morgan Survey; THENCE North 1050 varas, a stake for corner; THENCE East 1181 varas, a stake for corner; THENCE South 1050 varas to stake in South boundary line of Morgan Survey; THENCE West with said South boundary line of Morgan Survey 1181 varas to the place of Beginning.

No depth limit.

5